Exhibit 99.1
Paya Holdings Inc. Announces Fourth Quarter and Full Year 2021 Results
ATLANTA, GA, March 1, 2022 (GLOBE NEWSWIRE) – Paya Holdings Inc. (NASDAQ: PAYA) (“Paya Holdings,” “Paya” or the “Company”), a leading provider of integrated payment and commerce solutions, today reported financial results for its fourth quarter and full year ended December 31, 2021.

“Paya finished the year on a strong note driven by our integrated payments and ACH solutions, and the continued favorable trends in the key markets we serve, especially B2B,” said Paya chief executive officer Jeff Hack. “Building upon these results with the recently closed acquisition of VelocIT, our recent B2B accounts payable partnership, and the launch of PayaGov, unifying our government-focused solutions and experts, we see growing opportunities to continue to expand and deepen our relationships with partners and customers, while offering innovative commerce solutions to drive further growth. Looking at 2022 and beyond, we will continue to capitalize on opportunities to accelerate our innovation agenda and go to market strategy, delivering sustainable, profitable growth,” Hack concluded.
Fourth Quarter 2021 Financial Highlights
•Payment volume was $11.7 billion, an increase of 27.2% from $9.2 billion for the fourth quarter of 2020.
•Total revenue was $67.1 million, an increase of 24.2% from $54.0 million for the fourth quarter of 2020.
•Integrated Solutions segment revenue was $43.1 million, an increase of 33.0% from $32.4 million for the fourth quarter of 2020.
•Payment Services segment revenue was $24.0 million, an increase of 11.1% from $21.6 million for the fourth quarter of 2020.
•Gross profit was $34.7 million, resulting in a gross profit margin of 51.7%, as compared to $27.2 million with a gross profit margin of 50.4% for the fourth quarter of 2020.
•Net income was $2.0 million, compared to a net loss of $2.1 million for the fourth quarter of 2020.
•Adjusted EBITDA(1) was $17.3 million, an increase of 17.7% from $14.7 million for the fourth quarter of 2020.
•Adjusted Net Income(1) was $11.9 million.
•Earnings per share was $0.02.
•Adjusted earnings per share(1) was $0.09.
Full Year 2021 Financial Highlights
•Payment volume was $42.9 billion, an increase of 29.0% from $33.3 billion for the year ended December 31, 2020.
•Total revenue was $249.4 million, an increase of 21.1% from $206.0 million for the year ended December 31, 2020.
•Integrated Solutions segment revenue was $155.2 million, an increase of 26.9% from $122.3 million for the year ended December 31, 2020.
•Payment Services segment revenue was $94.2 million, an increase of 12.5% from $83.7 million for the year ended December 31, 2020.
•Gross profit was $130.1 million, resulting in a gross profit margin of 52.2%, as compared to $103.9 million with a gross profit margin of 50.3% for the year ended December 31, 2020.
•Net loss was $3.1 million, compared to a net loss of $0.5 million for the year ended December 31, 2020.
•Adjusted EBITDA(1) was $65.2 million, an increase of 23.0% from $53.0 million for the year ended December 31, 2020.
•Adjusted Net Income(1) was $40.3 million.
•Earnings (loss) per share was $(0.02)
•Adjusted earnings per share(1) was $0.32
•Ended December 31, 2021 with $146.8 million of cash and $249.4 million of gross debt.

(1) These financial highlights include non-GAAP measures. See below for definitions and reconciliation.

PAYA Q4 2021 Earnings Release	Page 1 of 11

2022 Outlook

Paya provides the following revenue, gross margin, and adjusted EBITDA guidance for the full year 2022. This outlook assumes no further unanticipated impacts from the COVID-19 pandemic.

2022
(in millions, unless noted)
Total Revenue	$275 - $283
Gross Margin	51.5% - 52.0%
Adjusted EBITDA(1)	$72 - $74

(1) Non-GAAP measure. See below for definition. The Company is unable to provide a reconciliation for forward looking guidance of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization, stock based compensation, interest expense, income tax expense (benefit) and acquisition expenses, cannot be estimated due to factors outside of the Company’s control and could have a material impact on the reported results. Accordingly a reconciliation is not available without unreasonable effort.

Conference Call
The Company has scheduled a conference call for March 1, 2022 at 8:00 a.m. Eastern Time to discuss the fourth quarter and full year 2021 results.
The conference call will be available by live webcast through the Investors section of Paya’s website at www.Paya.com or by dialing in as follows:

Domestic:	1-833-665-0668
International:	1-914-987-7320
Conference ID:	9099256
Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

After the conclusion of the earnings conference call, a replay will be made available and can be accessed through the Investors section of Paya’s website.
About Paya

Paya (NASDAQ: PAYA) is a leading provider of integrated payment and frictionless commerce solutions that help customers accept and make payments, expedite receipt of money, and increase operating efficiencies. The company processes over $40 billion of annual payment volume across credit/debit card, ACH, and check, making it a top provider of payment processing in the US. Paya serves more than 100,000 customers through over 2,000 key distribution partners focused on targeted, high growth verticals such as healthcare, education, non-profit, government, utilities, and other B2B end markets. The business has built its foundation on offering robust integrations into front-end CRM and back-end accounting systems to enhance customer experience and workflow. Paya is headquartered in Atlanta, GA, with offices in Reston, VA, Fort Walton Beach, FL, Dayton, OH, Mt. Vernon, OH, Dallas, TX and Tempe, AZ.
Cautionary Statement Regarding Forward Looking Statements
Certain statements made in this press release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this press release may include, for example, our future financial performance.

PAYA Q4 2021 Earnings Release	Page 2 of 11

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. You should not place undue reliance on such statements as we cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic (including supply chain constraints, labor shortages and inflationary pressure) and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); competition; the ability of our business to grow and manage growth profitably; changes in applicable laws or regulations; changes in the payment processing market in which Paya competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that Paya targets; risks relating to Paya’s relationships within the payment ecosystem; risk that Paya may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to Paya; the risk that Paya may not be able to develop and maintain effective internal controls and other risks and uncertainties; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
(1)Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including Payment Volume, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Segment gross profit (revenue less cost of services excluding depreciation and amortization) and Segment gross profit margin. Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.
We have included Payment Volume, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Segment gross profit (revenue less cost of services excluding depreciation and amortization) and Segment gross profit margin, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance.
Definitions:
Payment volume is defined as the total dollar amount of all payments processed by our customers through our services.
Gross profit represents revenue less cost of services excluding depreciation and amortization.
Segment gross profit represents segment revenue less cost of services excluding depreciation and amortization.
Segment gross profit margin represents segment gross profit as a percentage of total segment revenue.
Adjusted EBITDA represents earnings before interest and other expense, income taxes, depreciation, and amortization, or EBITDA and further adjustments to EBITDA to exclude certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted EBITDA.
Adjusted Net Income represents net income (loss) adjusted to exclude amortization and certain non-cash items and other non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted Net Income.
Adjusted Earnings Per Share represents earnings per share adjusted for non-recurring items that management believes are not indicative of ongoing operations to come to Adjusted Earnings Per Share.

Utility and Purposes:
The Company discloses EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Segment Gross Profit and Segment Gross Profit Margin because these non-GAAP measures are key measures used by its management to

PAYA Q4 2021 Earnings Release	Page 3 of 11

evaluate our business, measure its operating performance and make strategic decisions. We believe EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Segment Gross Profit and Segment Gross Profit Margin are useful for investors and others in understanding and evaluating our operations results in the same manner as its management. However, EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Segment Gross Profit and Segment Gross Profit Margin are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, income before income taxes, earnings per share, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze our business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in our industry may report measures titled EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Segment Gross Profit and Segment Gross Profit Margin, or similar measures, such non-GAAP financial measures may be calculated differently from how we calculate non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share, Segment Gross Profit and Segment Gross Profit Margin alongside other financial performance measures, including net income and our other financial results presented in accordance with GAAP.
Investor Contact:
Matt Humphries, CFA
Head of Investor Relations
matt.humphries@paya.com
Media Contact:
Emily Bell
212-784-5704
ebell@groupgordon.com

PAYA Q4 2021 Earnings Release	Page 4 of 11

Exhibit 1
Paya Holdings Inc.
Consolidated Statements of Income and Other Comprehensive Income
($ in millions)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$67.1	$54.0	$249.4	$206.0

Cost of services exclusive of depreciation and amortization	(32.4)	(26.8)	(119.3)	(102.1)
Selling, general & administrative expenses	(21.0)	(19.4)	(77.5)	(63.0)
Depreciation and amortization	(7.6)	(6.6)	(30.0)	(24.6)
Income from operations	6.1	1.2	22.6	16.3
Other income (expense)
Interest expense	(3.1)	(4.2)	(14.1)	(17.6)
Other income (expense)	0.9	1.2	(7.1)	1.2
Total other expense	(2.2)	(3.0)	(21.2)	(16.4)

Income (loss) before income taxes	3.9	(1.8)	1.4	(0.1)
Income tax expense	(1.9)	(0.3)	(4.5)	(0.4)
Net income (loss)	$2.0	$(2.1)	$(3.1)	$(0.5)

Weighted average common shares	132,037,815	106,562,101	126,417,145	66,294,576
Add effect of dilutive securities:
Stock based awards	8,492	—	—	—
Weighted average common shares assuming dilution	132,046,307	106,562,101	126,417,145	66,294,576

Basic earnings per share	$0.02	$(0.02)	$(0.02)	$(0.01)
Diluted earnings per share	$0.02	$(0.02)	$(0.02)	$(0.01)

PAYA Q4 2021 Earnings Release	Page 5 of 11

Exhibit 2
Paya Holdings Inc.
Condensed Consolidated Balance Sheet Data
($ in millions)
(unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$146.8	$23.6
Trade receivables, net	23.2	17.5
Other current assets	3.8	3.2
Funds held for clients	99.8	78.5
Total current assets	$273.6	$122.8

Noncurrent assets:
Property and equipment, net and other noncurrent assets	19.6	13.6
Goodwill and intangibles, net	357.8	338.9
Total Assets	$651.0	$475.3

Liabilities and member's equity
Current liabilities:
Trade payables	3.1	4.0
Accrued and other current liabilities	18.5	13.5
Accrued revenue share	11.0	7.5
Client funds obligations	99.1	78.7
Total current liabilities	$131.7	$103.7

Noncurrent liabilities:
Deferred tax liability, net and other noncurrent liabilities	37.8	35.4
Noncurrent debt	241.9	220.2
Total liabilities	$411.4	$359.3

Stockholders' Equity:
Additional paid-in-capital	256.1	129.4
Accumulated deficit	(16.5)	(13.4)
Total stockholders' equity	239.6	116.0
Total liabilities and stockholders' equity	$651.0	$475.3

PAYA Q4 2021 Earnings Release	Page 6 of 11

Exhibit 3
Paya Holdings Inc.
Condensed Consolidated Cash Flow Data1
($ in millions)
(unaudited)

	Year Ended December 31,	Year Ended December 31,
	2021	2020
Cash and cash equivalents, beginning of period	$59.7	$67.9

CASH FLOW FROM OPERATING ACTIVITIES
Net income, (loss)	(3.1)	(0.5)
Adjustments
Depreciation & amortization expense	30.0	24.6
Deferred tax benefit	0.3	(1.8)
Other non-cash items	12.3	3.6
Changes in operating assets and liabilities	(2.8)	(4.5)
NET CASH PROVIDED BY OPERATING ACTIVITIES	36.7	21.4

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net of impact of business acquisitions and Purchases of customer lists	(22.8)	(13.2)
Acquisition of business, net of cash received	(14.5)	(19.9)
NET CASH USED IN INVESTING ACTIVITIES	(37.3)	(33.1)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on noncurrent debt	(229.3)	(2.4)
Proceeds from issuance of noncurrent debt	250.0	—
Proceeds from equity offering	116.8	—
Other financing activities	(1.1)	5.9
NET CASH PROVIDED BY FINANCING ACTIVITIES	136.4	3.5

Net change in cash and cash equivalents	135.8	(8.2)

Cash and cash equivalents, end of period	$195.5	$59.7

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$146.8	$23.6
Restricted cash included in funds held for clients	$48.7	$36.1
Total cash, cash equivalents, and restricted cash	$195.5	$59.7

1The Company revised the consolidated statements of cash flows presentation to include cash and cash equivalents within funds held for clients as a component of total cash and cash equivalents. The Company revised the 2020 presentation for comparable purposes.

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Exhibit 4
Paya Holdings Inc.
Segment revenue, gross profit (revenue less cost of services excluding depreciation and amortization), gross profit margin
($ in millions)
(unaudited)

	Three Months Ended December 31,		Change
	2021	2020	Amount	%
Integrated Solutions
Segment revenue	$43.1	$32.4	$10.7	33.0%
Segment gross profit	$22.2	$17.3	$4.9	28.3%
Segment gross profit margin	51.5%	53.4%

Payment Services
Segment revenue	$24.0	$21.6	$2.4	11.1%
Segment gross profit	$12.5	$10.0	$2.5	25.0%
Segment gross profit margin	52.1%	46.3%

	Year Ended December 31,		Change
	2021	2020	Amount	%
Integrated Solutions
Segment revenue	$155.2	$122.3	$32.9	26.9%
Segment gross profit	$81.7	$65.3	$16.4	25.1%
Segment gross profit margin	52.6%	53.4%

Payment Services
Segment revenue	$94.2	$83.7	$10.5	12.5%
Segment gross profit	$48.4	$38.7	$9.7	25.1%
Segment gross profit margin	51.4%	46.2%

PAYA Q4 2021 Earnings Release	Page 8 of 11

Exhibit 5
Paya Holdings Inc.
Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA
($ in millions)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net income (loss)	$2.0	$(2.1)	$(3.1)	$(0.5)
Depreciation & amortization	7.6	6.6	30.0	24.6
Income tax expense	1.9	0.3	4.5	0.4
Interest and other expense	2.2	3.0	21.2	16.4
EBITDA	13.7	7.8	52.6	40.9

Transaction-related expenses(a)	0.6	3.7	3.0	4.6
Stock based compensation(b)	1.2	0.8	3.7	1.9
Restructuring costs(c)	1.0	0.7	2.2	2.0
Discontinued service costs(d)	—	0.3	0.2	0.3
Management fees and expenses(e)	—	—	—	0.9
Non-recurring public company start-up costs	0.3	0.9	1.1	0.9
Non-recurring contingent non-income tax liability	—	—	0.8	—
Other costs(f)	0.5	0.5	1.6	1.5
Total adjustments	3.6	6.9	12.6	12.1

Adjusted EBITDA	$17.3	$14.7	$65.2	$53.0
Adjusted EBITDA Margin	25.8%	27.2%	26.1%	25.7%

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA Definitions

(a)Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.
(b)Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(c)Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of facilities, certain staff restructuring charges including severance, certain executive hires, and acquisition related restructuring charges.
(d)Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(e)Represents advisory fees that we will not be required to pay going forward.
(f)Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and legal debt refinancing expense.

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Exhibit 6
Paya Holdings Inc.
Reconciliation of Net income (loss) to Adjusted Net Income
($ in millions)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Net income (loss)	$2.0	$(2.1)	$(3.1)	$(0.5)
Amortization add back	6.4	5.6	25.4	20.7
Debt refinancing interest expense(a)	1.0	—	9.5	—
Transaction-related expenses(b)	0.6	3.7	3.0	4.6
Stock based compensation(c)	1.2	0.8	3.7	1.9
Restructuring costs(d)	1.0	0.7	2.2	2.0
Discontinued IT service costs(e)	—	0.3	0.2	0.3
Management fees and expenses(f)	—	—	—	0.9
Non-recurring public company start-up costs	0.3	0.9	1.1	0.9
Non-recurring contingent non-income tax liability	—	—	0.8	—
Other costs(g)	0.5	0.5	1.6	1.5
Total adjustments	11.0	12.5	47.5	32.8
Tax effect of adjustments(h)	(1.1)	—	(4.1)	—
Adjusted Net Income	$11.9	$10.4	$40.3	$32.3

Weighted average common shares assuming dilution	132,046,307	106,562,101	126,417,145	66,294,576
Adjusted earnings per share	$0.09	$0.10	$0.32	$0.49

Reconciliation of Net income (loss) to Adjusted Net Income Definitions
(a)Represents one-time debt refinancing expenses for the prepayment penalty and write-off of debt issuance costs.
(b)Represents professional service fees related to mergers and acquisitions such as legal fees, consulting fees, accounting advisory fees, and other costs.
(c)Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
(d)Represents costs associated with restructuring plans designed to streamline operations and reduce costs including costs associated with the relocation of facilities, certain staff restructuring charges including severance, certain executive hires, and acquisition related restructuring charges.
(e)Represents costs incurred to retire certain tools, applications and services that are no longer in use.
(f)Represents advisory fees that we will not be required to pay going forward.
(g)Represents non-operational gains or losses, non-standard project expense, non-operational legal expense and legal debt refinancing expense.
(h)Represents pro forma income tax adjustment effect, at the anticipated blended rate, for all items expected to have a cash tax impact (i.e. items that were not originally recorded through goodwill). Any impact to the valuation allowance assessment for these adjustments has not been considered. The Company has not applied a pro forma tax adjustment in 2020 or 2019 due to the different ownership structure.

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Exhibit 7
Paya Holdings Inc.
Payment Volume
($ in millions)
(unaudited)

	Three Months Ended December 31,		Change
	2021	2020	Amount	%
Payment volume	$11,680.3	$9,180.4	$2,499.9	27.2%

	Year Ended December 31,		Change
	2021	2020	Amount	%
Payment volume	$42,924.5	$33,272.4	$9,652.1	29.0%

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